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                                  EXHIBIT 99.1


For Immediate Release            Contact:  Carl Anderson, Jr.  Frederick J. Hirt
April 15, 2004                             610-478-3171        610-478-3117

                        ARROW INTERNATIONAL, INC. REPORTS
                  MODIFICATIONS IN ITS CARDIAC ASSIST STRATEGY
                      AND CORPORATE GOVERNANCE ENHANCEMENTS

READING, PA, April 15, 2004 - Arrow International, Inc. (Nasdaq: ARRO) reported today that it plans to modify its business strategy for the Arrow LionHeart(TM) Left Ventricular Assist System (LVAS), one of its long-term development cardiac assist products. After careful consideration, the Company has decided to defer commencement in the U.S. of the LionHeart(TM) Phase II clinical trials, required by the Food and Drug Administration to bring the product to market, until Arrow is able to implement product design enhancements currently in the testing phase.

As previously announced, in November 2003 Arrow received authorization to CE mark the LionHeart(TM) in Europe, which allows commercial development of the destination therapy market to begin there while continuing with patient trials of system enhancements. Earlier this year, Arrow initiated its marketing program in Europe and included the training of additional centers to implant the device supplementing those centers already participating in the clinical trials. The Company's near-term focus in Europe continues to be on obtaining optimal clinical results and evaluating product enhancements currently in development. The Company believes that these enhancements should increase the patient population for whom the device is suitable and provide improved quality of life for recipients.

Carl G. Anderson, Jr., Chairman and Chief Executive Officer, stated, "The LionHeart(TM) LVAS is a promising new technology. We intend to increase our current sales and marketing efforts for the device in Europe, but we will not proceed with the Phase II clinical trials in the U.S. at this time. Given the significant additional time and costs involved and the current regulatory environment, we will move forward in the U.S. only when we have assessed comprehensively the impact of our product design enhancements. We expect to complete our ongoing Phase I pilot study of the U.S. trials, and are proceeding with the development of our sales and marketing program for the LionHeart(TM) in Europe and remain fully focused on achieving excellent clinical outcomes there."

Arrow previously reported that it expects revenue generation from initial sales of the Arrow LionHeart(TM) in Europe to be absorbed by marketing and clinical support costs, which are increasing, and will not contribute to earnings during fiscal year 2004.

In conjunction with its decision not to commence the LionHeart(TM) Phase II U.S. clinical trials at this time, the Company is evaluating the potential that certain LionHeart(TM) components may become obsolete with the introduction of second generation components. Any resulting accounting adjustment would be recorded in the Company's fiscal third quarter ending May 31, 2004. The aggregate amount of LionHeart(TM) inventory on hand, net of allowances, and purchase commitments as of February 29, 2004 was $5.1 million and the potential accounting adjustment is not expected to exceed this amount. Excluding the potential for a provision for obsolete LionHeart(TM) components referred to above, the Company's sales and earnings targets for the third quarter and full fiscal year 2004 remain unchanged as do the key assumptions underlying these targets as previously reported in our release of March 23, 2004.

The Company continues to develop and test modifications to its CorAide(TM) continuous flow ventricular assist device to resolve elevated levels of hemolysis experienced in the first implant of the

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device. While there can be no absolute assurance that these modifications will resolve the problem, at this juncture we are reasonably optimistic that suitable improvements have been developed to address the hemolysis issue. The Company expects that clinical trials of the CorAide(TM) device should resume later this calendar year, although due to the pioneering nature of this program, it is difficult to predict precise timing.

Separately, the Company's Board of Directors has undertaken several initiatives to ensure that Arrow maintains exemplary corporate governance practices. Arrow has prided itself on being a responsible, ethical leader in combining technology and product innovation. By adopting new corporate governance measures, which are described below, it similarly seeks to continue to distinguish itself as a company that practices ethical behavior and is committed to full disclosure.

Arrow's Board of Directors has established a new Corporate Governance and Nominating Committee responsible for, among other things: (1) oversight of the Company's corporate governance, including review and recommendations to the Board regarding its organization and procedures and the size, composition and structure of its committees; (2) evaluation of Board performance and oversight of the annual evaluations of its committees; (3) developing and recommending to the Board a set of Corporate Governance Principles for the Company, and the periodic review of these principles; (4) review and recommendations to the Board regarding the compensation for the Company's directors; and (5) through a separate nominating subcommittee, identifying individuals qualified to become Board members, establishing criteria for Board membership, and approving and recommending to the Board candidates for election to the Board. The members of this new committee are: Richard T. Niner (Chairman), Marlin Miller, Jr., Raymond Neag, and Alan M. Sebulsky. Messrs. Niner, Neag and Sebulsky, each of whom is independent as defined in the rules of The Nasdaq Stock Market(R), serve on the nominating subcommittee of this committee.

The Board also renamed its Human Resources Committee the "Compensation and Human Resources Committee" and named as members R. James Macaleer (Chairman), John E. Gurski and Raymond Neag, each of whom is independent as defined in the Nasdaq rules.

In addition, the Board changed the composition of its Audit Committee by appointing as members John H. Broadbent, Jr. (Chairman), George W. Ebright and Alan M. Sebulsky, each of whom is independent as defined in the Nasdaq rules.

The Board also appointed Mr. Ebright as Lead Director to preside over the regular meetings of the independent members of the Board in executive session. Mr. Ebright has served as a director of the Company since 1993 and was a member of its Audit Committee and Chairman of its Human Resources Committee since 1994.
T. Jerome Holleran was also appointed by the Board as Secretary of the Board.

Mr. Anderson stated "The changes made to the organization of our Board of Directors and its committees support Arrow's already solid corporate governance structure and will serve both the Company and its stockholders well in the years to come."

The charters for each of the Company's Corporate Governance and Nominating Committee, Compensation and Human Resources Committee, and Audit Committee are posted on the Company's website at HTTP://WWW.ARROWINTL.COM.

The Board of Directors also elected John C. Long, who had previously served as the Company's Vice President and Treasurer, to the additional office of Secretary of the Company. The Company also announced that the Board of Directors elected Paul A. Cornelison as Vice President Regulatory Affairs and Quality Assurance replacing Thomas D. Nickel who retired effective April 1, 2004, after 18 years of distinguished service to the Company.

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Arrow International, Inc. develops, manufactures and markets a broad range of clinically advanced, disposable catheters and related products for critical and cardiac care. The Company's products are used primarily by anesthesiologists, critical care specialists, surgeons, emergency and trauma physicians, cardiologists, interventional radiologists, electrophysiologists, and other health care providers.

Arrow International's news releases and other company information can be found on the Company's website at HTTP://WWW.ARROWINTL.COM.

The Company's common stock trades on The Nasdaq Stock Market(R) under the symbol ARRO.

                                  * * * * * * *

 "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release provides historical information and includes forward-looking statements (including projections). Although the Company believes that the expectations in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to have been correct. The forward-looking statements are based upon a number of assumptions and estimates that, while presented with numerical specificity and considered reasonable by the Company, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies which are beyond the control of the Company, and upon assumptions with respect to future business decisions which are subject to change. Accordingly, the forward-looking statements are only an estimate, and actual results will vary from the forward-looking statements, and these variations may be material. Consequently, the inclusion of the forward-looking statements should not be regarded as a representation by the Company of results that actually will be achieved. Forward-looking statements are necessarily speculative in nature, and it is usually the case that one or more of the assumptions in the forward-looking statements do not materialize. Investors are cautioned not to place undue reliance on the forward-looking statements. In connection with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions the reader that the factors below, which are discussed, in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2003 and in its other filings with the Securities and Exchange Commission, could cause the Company's results to differ materially from those stated in the forward-looking statements. These factors include: (i) stringent regulation of the Company's products by the U.S. Food and Drug Administration and, in some jurisdictions, by state, local and foreign governmental authorities; (ii) the highly competitive market for medical devices and the rapid pace of product development and technological change in this market; (iii) pressures imposed by the health care industry to reduce the cost or usage of medical products and services; (iv) dependence on patents and proprietary rights to protect the Company's trade secrets and technology, and the need for litigation to enforce or defend these rights; (v) risks associated with the Company's international operations; (vi) potential product liability risks inherent in the design, manufacture and marketing of medical devices; (vii) risks associated with the Company's use of derivative financial instruments; and
(viii) dependence on the continued service of key members of the Company's management.

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